INTELLICOM SOLUTIONS, INC.


                               Services Agreement


         This Agreement is entered into as of this 1st day of January, 1996 by and between IntelliCom Solutions, Inc. ("IntelliCom"), a Pennsylvania corporation with offices at 411 Eagleview Boulevard, Exton, PA 19341, and Intelligent Electronics, Inc., ("Customer") a Pennsylvania corporation with offices at 411 Eagleview Boulevard, Exton, PA 19341.

         WHEREAS, IntelliCom is in the business of providing Consulting Services (as defined below) and Telecommunications Services (as defined below);

         WHEREAS, Customer wishes to obtain certain Consulting Services and all of its requirements for Telecommunications Services from and through IntelliCom, and IntelliCom wishes to provide such services, in each case on the terms set forth in this Agreement;

         NOW THEREFORE, in exchange for the mutual consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:


         1. DEFINITIONS. For the purposes of this Agreement:

            a. "Affiliate" means any corporation or legal entity that controls, or is controlled by, or is under common control with Customer as of January 1, 1995 or at the time IntelliCom provides the service contemplated by this Agreement, except that the term "Affiliate" shall not be construed to include CS Computers, Inc., CS Computers of California, Inc., The Future Now or any of The Future Now's subsidiaries.

            b. "Consulting Services" means the capacity planning, traffic engineering, network design, telecommunications management and other Telecommunications-related consulting services described in Attachment A to this Agreement.

            c. "Telecommunications Service" means a service for transmitting voice, data, video or other information between two or more locations, including without limitation (i) any and all intraLATA, interLATA and interstate common carrier communications services, and (ii) any enhanced telecommunications services, including without limitation frame relay, asynchronous transfer mode transmission, packet switching services and any other similar service.

         2. SCOPE OF SERVICES. Subject to the terms and conditions of this Agreement, IntelliCom agrees to provide the following Consulting Services:

            a. IntelliCom shall assign an IntelliCom account manager, reasonably satisfactory to Customer, to manage IntelliCom's performance of this Agreement.

            b. IntelliCom shall provide the capacity planning, call accounting, network design and similar services.

            c. IntelliCom shall (i) assist Customer's Denver-based operations to order Telecommunications Services and to resolve problems and disputes associated with such Telecommunications Services, and (ii) provide, or act as agent for the remaining operations of Customer and its Affiliates in provisioning and otherwise arranging for the purchase of, all of Customer's and its Affiliates' respective requirements for Telecommunications Services during the term of this Agreement.

            d. IntelliCom shall provide to Customer and its Affiliates such other Consulting Services as Customer may reasonably require from time to time, including without limitation those Consulting Services described in Attachment A to this Agreement not otherwise referred to in this Section 2.

         3. TELECOMMUNICATIONS SERVICES. The Telecommunications Services obtained by Customer and its Affiliates pursuant to this Agreement shall be governed by the following additional terms:

            a. Customer agrees that Customer and its Affiliates shall purchase pursuant to this Agreement all of their requirements for Telecommunications Services, but in no event less than the minimum requirements imposed by IntelliCom's existing agreements with MCI Telecommunications, Inc. and CompuServe and as described more fully in Attachment B hereto. In the event Customer and its Affiliates fail during any relevant period to meet this minimum requirement, Customer agrees to reimburse IntelliCom in full for any penalties or similar payments IntelliCom is required to pay the applicable carrier or other provider (net of any credits granted by such carrier or provider for failure to provide service as required by its underlying agreement with IntelliCom) as a result of such shortfall. Nothing in this Agreement shall preclude Customer from obtaining from other sources services that Intellicom is unable or unwilling to provide pursuant to this Agreement.

            b. Customer agrees that Customer and its Affiliates shall execute such documents as IntelliCom may reasonably request for the purposes of designating IntelliCom as the authorized agent of Customer and its Affiliates for the purposes of arranging Telecommunications Services for Customer and its Affiliates, authorizing IntelliCom to receive invoices for such Telecommunications Services on behalf of Customer and its Affiliates, and to take such other actions in the performance of this Agreement as IntelliCom reasonably considers necessary.

            c. Customer acknowledges that certain of the Telecommunications Services to be provided pursuant to this Agreement are governed by tariffs filed with the Federal Communications Commission or the governments of one or more states. In the event of conflict between this Agreement and the applicable tariff, the applicable tariff shall control.

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


            d. IntelliCom at Customer's request may from time to time arrange for services supplied by companies other than IntelliCom. Customer acknowledges that all such Telecommunications Services are supplied by carriers and other providers pursuant to tariffs, agreements between IntelliCom and the providers, or a combination thereof. Customer further acknowledges that the quality and reliability of such Telecommunications Services is beyond IntelliCom's direct control. Customer accordingly agrees that IntelliCom's sole responsibility with respect to such Telecommunications Services shall be to make all commercially reasonable efforts to enforce such tariffs and agreements for the benefit of Customer and its Affiliates, including all covenants, representations and warranties set forth therein.

         4. PAYMENT.

            a. Fees and Charges. In exchange for the services contemplated by this Agreement, Customer agrees to pay IntelliCom the following fees and charges:

               (1) For Consulting Services, time and materials charges at the rates established by Attachment A hereto.

               (2) For IntelliCom's tariffed Telecommunications Services, the fees and charges specified by the applicable tariffs. The rates applicable as of the date of this Agreement are set forth in Attachment C hereto.

               (3) For IntelliCom's non-tariffed Telecommunications Services, an amount comparable to the rates IntelliCom charges its best commercial customers for similar volumes of such services. The rates applicable as of the date of this Agreement are set forth in Attachment D hereto.

               (4) For Telecommunications Services provided by carriers other than IntelliCom, an administrative fee equal to the applicable percentage (described below) of the time and other usage charges billed by carriers and other companies for Telecommunications Services provided to Customer and its Affiliates, provided, that such fees and charges shall be in addition to the amounts invoiced by carriers and other providers of Telecommunications Services as contemplated by Section 2.c hereof, which amounts Customer and its Affiliates shall pay within twenty days of IntelliCom's request. For the Telecommunications Services listed in Attachment E to this Agreement, the applicable percentage shall be five and one-quarter percent (5.25%). For other Telecommunications Services, the percentage shall be determined by mutual agreement of the parties.

            b. Invoices. IntelliCom from time to time, but not more frequently than monthly, shall invoice Customer for Consulting Services and Telecommunications Services provided pursuant to this Agreement. In addition to the other amounts due under this Agreement, Customer agrees to pay an amount equal to the applicable sales, use and excise taxes resulting or arising from the parties' performance of this Agreement. Customer shall pay such invoices within thirty (30) days of the invoice date.

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


            c. Late Charges. In the event Customer fails to pay any monies when due (other than amounts subject to a bona fide dispute between the parties), Customer agrees to pay on demand a late charge equal to the lesser of (i) 1 1/2% for each month or portion thereof that the monies remain past due, or (ii) the highest amount permitted by law.

         5. TERM.

            The initial term of this Agreement shall commence on January 1, 1996 and shall continue for a period of five (5) years. Thereafter, this Agreement automatically shall renew for six (6) consecutive two (2) year terms, except this Agreement will expire at the conclusion of any term if:

            (i) Customer, at least ninety (90) days prior to the expiration of such term notifies IntelliCom that it has received from an unrelated third party a bona fide offer to provide (or has received from multiple unrelated third parties bona fide offers that in combination would provide) Telecommunications Services that in quantity, quality and duration are equal to or better than the services then being provided to Customer by IntelliCom, and

            (ii) the aggregate dollar cost to Customer for such Telecommunications Services is five percent (5%) or more below the aggregate amounts charged by IntelliCom for such Telecommunications Services, and

            (iii) IntelliCom fails at least thirty (30) days prior to the expiration of such term to notify Customer that it will match such bona fide offer commencing at the beginning of the succeeding renewal term, and

            (iv) Customer notifies IntelliCom at least ten (10) days prior to the expiration of such term of Customer's intention to permit this Agreement to expire.

Notwithstanding the foregoing, if IntelliCom defaults on its obligations with respect to the provision of Consulting Services, Customer shall be entitled to terminate this Agreement insofar as it relates to Consulting Services, provided, however, that such termination shall not affect the parties' obligations with respect to Telecommunications Services.

         6. WARRANTY; DISCLAIMERS.

            a. IntelliCom warrants that (i) the Consulting Services provided by it pursuant to this Agreement shall be performed in a professional manner and in conformity with the standards prevailing in the industry, and (ii) the non-tariffed Telecommunications Services supplied by IntelliCom shall in all material respects comply with IntelliCom's specifications therefor.

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


            b. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.a HEREOF AND THE APPLICABLE TARIFFS, INTELLICOM MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, INTELLICOM MAKES NO REPRESENTATION OR WARRANTY CONCERNING TELECOMMUNICATIONS SERVICES OBTAINED BY CUSTOMER AND ITS AFFILIATES PURSUANT TO THIS AGREEMENT, AND INTELLICOM SHALL HAVE NO RESPONSIBILITY FOR SUCH TELECOMMUNICATIONS SERVICES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

         7. LIMITATION OF LIABILITY.

            a. INTELLICOM'S LIABILITY TO CUSTOMER FOR ANY LOSS OR DAMAGE TO CUSTOMER, CUSTOMER'S AFFILIATES, AGENTS OR LICENSEES OR END USERS ARISING OUT OF THE EQUIPMENT AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, WHETHER SUCH LIABILITY SHALL ARISE BY REASON OF NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR ANY OTHER THEORY, SHALL BE LIMITED TO (i) THE REPAIR OR REPLACEMENT OF THE DEFECTIVE EQUIPMENT OR CORRECTION OF THE DEFECTIVE SERVICE, AND
(ii) REFUNDS OR CREDITS, AT INTELLICOM'S OPTION, FOR TELECOMMUNICATIONS SERVICES PAID FOR BUT NOT PROVIDED AS REQUIRED.

            b. INTELLICOM SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR
(i) DELAYS IN ITS PERFORMANCE ATTRIBUTABLE TO CUSTOMER, (ii) DAMAGE TO OR LOSS BY CUSTOMER OF EQUIPMENT OR MATERIALS CAUSED BY CUSTOMER OR TO SUBCONTRACTORS, AGENTS OR EMPLOYEES, OR (iii) LOSSES OR DELAYS CAUSED BY FORCE MAJEURE EVENTS. IN NO EVENT SHALL INTELLICOM BE LIABLE TO CUSTOMER FOR LOST PROFITS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF INTELLICOM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES. THE AGGREGATE LIABILITY OF INTELLICOM HEREUNDER SHALL NOT EXCEED THE PAYMENTS RECEIVED BY INTELLICOM PURSUANT TO THIS AGREEMENT.


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


         8. GENERAL PROVISIONS.

            8.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be properly addressed to the other party at the following address or to such other address as may be provided in writing by either party from time to time, shall be sent by any recognized commercial overnight courier or United States registered or certified mail, return receipt requested, and shall be concurrently sent by facsimile:


          To IntelliCom:   IntelliCom Solutions, Inc.
                                   411 Eagleview Blvd.
                                   Exton, PA  19341
                                   Attention: Vice President,
                                   Operations
                                   Fax Number: (610) 458-8217


          To Customer:      Intelligent Electronics, Inc.
                                   411 Eagleview Boulevard
                                   Exton, PA  19341
                                   Attention: Legal Department
                                   Fax Number: (610) 458-8453



            8.2 Independent Contractors. In performing their respective obligations hereunder, each of the parties shall operate as and have the status of an independent contractor and shall not act as or be a partner, or employee of the other party.

            8.3 Assignment and Binding Effect. Neither party shall transfer, assign, subcontract or delegate in whole or in part any of its rights or obligations under this Agreement without the prior written consent of the other party, provided, that such consent shall not be required for the assignment of this Agreement by either party in connection with the sale of substantially all of such party's business to which this Agreement relates.

            8.4 Waiver. Any waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any similar right or default on any other occasion. Either party may elect to continue performance notwithstanding such breach by the other party but such performance shall not constitute a waiver of such breach nor otherwise limit the non-breaching party's remedies. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be performed.


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


            8.5 Sole Agreement. This Agreement, including the Attachments hereto, set forth the entire agreement and understanding of the parties relating to its subject matter, and supersede and merge all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect thereto. Neither Customer nor IntelliCom shall be bound by any oral agreement or representation irrespective of by whom or when made. No change or modification to this Agreement will be binding unless it is in writing and signed by an authorized representative of IntelliCom and Customer.

            8.6 Authority. Each of the parties to this Agreement hereby represents and warrants that all required corporate authorizations have been procured prior to execution of this Agreement and the parties designated as signatories on behalf of IntelliCom and Customer each have the requisite corporate authority to do so.

            8.7 Force Majeure. Neither party shall be deemed in default of this Agreement to the extent that performance of the party's respective obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, act of government, or any other cause beyond the reasonable control of such party, provided that such party gives the other party written notice of the condition within ten (10) business days of discovery thereof. Except for Customer's obligations to make payments pursuant to this Agreement, if proper notice is given, the time for performance or cure shall be extended for a period equal to the duration of the force majeure event or circumstance described in the notice.

            8.8 Surviving Provisions. The warranties, disclaimers and limitations of liability provision shall survive the termination of this Agreement.

            8.9 Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and any action under this Agreement may be brought in the United States District Court for the Eastern District of Pennsylvania or in the Courts of the Commonwealth of Pennsylvania.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

                           INTELLIGENT ELECTRONICS, INC.


                           BY: /s/ Gregory A. Pratt
                               ------------------------
                               Title: President and Chief Operating Officer



                           INTELLICOM SOLUTIONS, INC.


                           BY: /s/ Patrice Johnson
                               ------------------------
                               Title: Chief Operating Officer


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


                               List of Attachments

Attachment A Consulting Services
Attachment B Minimum Purchase Requirements
Attachment C IntelliCom Tariffed Services -- Current Rates and Charges Attachment D IntelliCom Non-Tariffed Services -- Current Rates and Charges Attachment E Third Party Services

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


                                  ATTACHMENT A

                               CONSULTING SERVICES


Value Added Services.

Rate: No additional hourly charge

o  Assistance to IE personnel in understanding voice and data carrier programs.
o Assisting with the development of existing data networks (additional lines ad equipment).
o  New order generation to Long Distance Carrier.
o  Trouble Ticket generation to carrier(s) for problems/outages.
o  Monitor trouble ticket and provide status reports to close of ticket.
o  Work with IE personnel/carriers to perform regular maintenance on circuits.
o  Assistance with billing problems.


Knowledge Services.

Rate: $150.00 per hour

o Provide ongoing management and monitoring of the IE program, circuits, and systems.
o  Busy/peak hour monitoring.
o Development of design and implementation plans for new phone and voice mail systems/applications.
o  Development of Corporate Policy for departmental and personal calling.
o Development of design and implementation strategies for LAN/WAN/Remote Access networks (i.e. CDF 1-4, IRIS to IQ Pro migration, Network Management System, and Broadband migration strategy (voice, data, and video over same transport)).
o Interoperability (Bridge/Router configuration, protocol engineering, equipment testing/recommendations).
o Internet Services (Development of IE Web page to allow users access to view IE Sourcebook, marketing materials, new programs, view graphical product displays, and potentially place orders on-line).
o Computer/Telephony Services (Making the PBX's communicate to computer systems as requested by Mark Briggs and Stephanie Sissler).
o Performance Monitoring - monitoring network traffic patterns/peak utilization periods and recommend/implement changes when necessary.
o  Contingency Planning (Disaster Recovery site re-design).
o  LAN/WAN Integration and Transport training.


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

Account Management Services.

Rate: $1000.00 per month

o  Provide circuit configuration, coordination, and installation.
o Provide voice traffic management reports and make recommendations for re-engineering as necessary.
o  X.25/Frame Relay billing to IRIS users.
o Frame Relay billing for corporate locations - summary and detail billing and network management reports.
o Frame Relay billing for reseller locations (50% to DG/50% to reseller) - summary and detail billing and network management reports.
o Assist IE sales reps with customers who require ISDN circuits for new products such as Digiboard, Intel, IBM, and AT&T ISDN products.
o  Provision and order ISDN for corporate use.
o Data Network Management - manage and monitor routers and transport links and provide management reports.
o  Remote network changes and re-configurations.
o Train appropriate IE personnel on the efficient use of videoconferencing systems.
o  Set-up video conferences as necessary.


   Note: Out-of-pocket expenses and materials costs are billed at cost.

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


                                  ATTACHMENT B

                          MINIMUM PURCHASE REQUIREMENTS



TELECOMMUNICATIONS SERVICES

         Tariffed Services:         $1,000,000 per year, including:
                                               o Four (4) T1 Circuits
                                               o $65,000 per month of dedicated
                                                 access and/or egress

         Non-tariffed Services:     $1,200,000 per year

         Additional Tariffed or
           Non-Tariffed:            $2,000,000 per year


CONSULTING SERVICES:

         At discretion of the Customer.


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